Exhibit 23.1

[KPMG LLP Letterhead]

Consent of Independent Auditors

The Board of Directors

First Niagara Financial Group, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4 of First Niagara Financial Group, Inc. of our report dated January 24, 2003, relating to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of First Niagara Financial Group, Inc. incorporated by reference herein. Our report included an explanatory paragraph describing the adoption prospectively of the provisions of Statement of Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002. We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/    KPMG LLP

September 22, 2003

Buffalo, New York.